Exhibit 99.1
FOR RELEASE:	May 13, 2010

WESTSTAR FINANCIAL SERVICES CORPORATION
REPORTS FINANCIAL RESULTS FOR FIRST QUARTER 2010

Asheville, North Carolina – Weststar Financial Services Corporation (OTC BB:  “WFSC”) today reported financial results for first quarter ended March 31, 2010.  Consolidated assets increased 4.8% over March 31, 2009 to $224.5 million.  Deposits for this period reflected a 5.9% increase to $197.5 million at March 31, 2010 over the prior year, and total loans were $184.1 million representing an increase of 5.2% from the year earlier.  Shareholders’ equity on March 31, 2010 totaled $16.9 million.

For the three months ended March 31, 2010, net interest income totaled $1,919,158 compared to $1,870,589 for March 31, 2009 or a 2.6% increase.  Net income for this quarter totaled $81,248 compared to $223,943 or a 63.7% decrease.  On a diluted per common shares basis, net income was $.04 per share compared to $.10 per share.

Earnings performance for the quarter continued to be impacted primarily by an increase in provision for loan losses as a result of continued deterioration in the regional economic conditions as witnessed by our increased level of nonperforming loans, lower real estate values, charged-off loans, and our internal indicators reflecting increased past dues and troubled debt restructures.

Return on assets was .15% compared to .44%, and return on equity was 1.83% compared to 5.39% for the three-month periods ended March 31, 2010 and 2009, respectively.

“The first quarter of 2010 continued to reflect deterioration in the economic activity within our market.  Though there were signs of possible improvement in the economy, our area continues to experience a depressed real estate market, slower retail trade and weak tourism.  These primary factors in our economy have led to an increase in our troubled assets and charge-offs.  We have taken direct action in dealing with these problems, and this has impacted our earnings.  We continue our primary focus on customer service and have continued making loans during this period.  Our focus is on the long term and in serving the needs of our customers”, stated G. Gordon Greenwood, President and Chief Executive Officer.

Weststar Financial Services Corporation is the parent company of The Bank of Asheville.  Weststar Financial Services Corporation owns 100% interest in Weststar Financial Services Corporation I, a statutory trust.  The Bank operates five full-service banking offices in Buncombe County, North Carolina – Downtown Asheville, Candler, Leicester, South Asheville and Reynolds.

This news release contains forward-looking statements.  Such statements are subject to certain factors that may cause the company’s results to vary from those expected.  These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof.  The company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

For Further Information, please contact:	Randall C. Hall
Executive Vice President and Secretary
Chief Financial Officer
Voice (828) 232-2904; Fax (828) 350-3904
e-mail rhall@bankofasheville.com

Weststar Financial Services Corporation & Subsidiary
Selected Financial Data
	Three Months Ended
	March 31,
	2010	2009	% change
Consolidated earning summary:
Interest income	$2,759,923	$3,063,662	-9.9%
Interest expense	840,765	1,193,073	-29.5%
Net interest income	1,919,158	1,870,589	2.6%
Provision for loan losses	438,035	254,580	72.1%
Net interest income after
provision for loan losses	1,481,123	1,616,009	-8.4%
Other income	392,972	408,207	-3.7%
Other expenses	1,806,438	1,695,888	6.5%
Income (loss) before taxes	67,657	328,328	-79.4%
Income taxes (benefit)	(13,591)	104,385	-113.0%
Net income (loss)	$81,248	$223,943	-63.7%
Basic net income (loss) per common share	$0.04	$0.10	-60.0%
Diluted net income (loss) per common share	0.04	0.10	-60.0%
Average Shares - Basic	2,167,517	2,136,837	1.4%
Average Shares - Diluted	2,182,009	2,251,225	-3.1%
Consolidated balance sheet data:
Total Assets	$224,466,567	$214,202,340	4.8%
Total Deposits	197,508,562	186,453,881	5.9%
Loans (gross)	184,066,654	175,006,653	5.2%
Investments	24,082,597	23,518,059	2.4%
Shareholders' Equity	16,938,967	16,971,583	-0.2%
Consolidated average balance sheet data:
Total Assets	$224,106,939	$207,155,031	8.2%
Total Deposits	196,173,185	177,720,929	10.4%
Loans (gross)	186,147,532	173,165,289	7.5%
Investments	24,656,238	23,631,269	4.3%
Shareholders' Equity	18,045,751	16,856,942	7.1%
Consolidated performance ratios:
Return on average assets*	0.15%	0.44%
Return on average equity*	1.83%	5.39%
Capital to Assets	8.05%	8.14%
Consolidated asset quality data and ratios:
Nonaccrual loans	$21,842,975	$1,078,680	1925.0%
Restructured loans	3,691,277	-	-
Accruing loans 90 days past due	-	-	-
Nonperforming loans	25,534,252	1,078,680	2267.2%
Foreclosed properties	1,248,947	205,006
Repossessions	19,220	-	-
Nonperforming assets	26,802,419	1,283,686	1987.9%
Restructured loans not included in categories above
Allowance for loan losses	3,514,083	2,677,865	31.2%
Loans charged off	493,374	117,693	319.2%
Recoveries of loans charged off	57,159	10,997	419.8%
Net loan charge-offs	436,215	106,696	308.8%
Net charge-offs to average loans*	0.95%	0.25%	280.0%
Nonperforming loans to total loans	13.87%	0.62%	2137.1%
Nonperforming asets to total assets	11.94%	0.60%	1892.5%
Allowance coverage of nonperforming loans
Allowance for loan losses to gross loans	1.91%	1.53%	24.8%

*Annualized based on number of days in the period.

Weststar Financial Services Corporation & Subsidiary
Supplemental Quarterly Financial Data
		Quarters Ended
	Mar 31,	Dec 30,	Sept 30,	Jun 30,	Mar 31,
	2010	2009	2009	2009	2009
Consolidated earning summary:
Interest income	$2,759,923	$2,689,965	$3,207,708	$3,236,606	$3,063,662
Interest expense	840,765	927,850	1,042,572	1,153,254	1,193,073
Net interest income	1,919,158	1,762,115	2,165,136	2,083,352	1,870,589
Provision for loan losses	438,035	1,873,495	869,015	221,310	254,580
Net interest income after provision for loan losses	1,481,123	(111,380)	1,296,121	1,862,042	1,616,009
Other income	392,972	446,532	463,466	464,591	408,207
Other expenses	1,806,438	1,798,294	1,616,278	1,688,876	1,695,888
Income (loss) before taxes	67,657	(1,463,142)	143,309	637,757	328,328
Income taxes (benefit)	(13,591)	(600,485)	11,686	203,888	104,385
Net income (loss)	$81,248	$(862,657)	$131,623	$433,869	$223,943
Basic net income (loss) per common share	$0.04	$(0.40)	$0.06	$0.20	$0.10
Diluted net income (loss) per common share	0.04	(0.39)	0.06	0.19	0.10
Average Shares - Basic	2,167,517	2,147,575	2,146,817	2,146,132	2,136,837
Average Shares - Diluted	2,182,009	2,209,253	2,244,029	2,257,363	2,251,225
Consolidated balance sheet data:
Total Assets	$224,466,567	$223,755,740	$223,587,462	$223,524,119	$214,202,340
Total Deposits	197,508,562	197,122,741	195,756,057	195,449,346	186,453,881
Loans (gross)	184,066,654	185,474,873	185,441,835	180,614,075	175,006,653
Investments	24,082,597	25,046,500	22,414,711	22,998,342	23,518,059
Shareholders' Equity	16,938,967	16,844,208	17,845,457	17,401,159	16,971,583
Consolidated average balance sheet data:
Total Assets	$224,106,939	$226,535,958	$224,637,174	$217,599,672	$207,155,031
Total Deposits	196,173,185	198,443,652	196,112,318	189,745,214	177,720,929
Loans (gross)	186,147,532	186,053,433	184,061,988	177,779,049	173,165,289
Investments	24,656,238	22,238,326	22,646,050	23,142,396	23,631,269
Shareholders' Equity	18,045,751	18,020,645	17,804,500	17,374,418	16,856,942
Consolidated performance ratios:
Return on average assets*	0.15%	-1.51%	0.23%	0.80%	0.44%
Return on average equity*	1.83%	-18.99%	2.93%	10.02%	5.39%
Capital to Assets	8.05%	7.95%	7.93%	7.98%	8.14%
Consolidated asset quality data and ratios:
Nonaccrual loans	$21,842,975	$22,870,696	$6,078,050	$2,222,060	$1,078,680
Restructured loans	3,691,277	2,591,289	95,000	-	-
Accruing loans 90 days past due	-	-	-	-	-
Nonperforming loans	25,534,252	25,461,985	6,173,050	2,222,060	1,078,680
Foreclosed properties	1,248,947	511,112	636,219	243,006	205,006
Repossessions	19,220
Nonperforming assets	26,802,419	25,973,097	6,809,269	2,465,066	1,283,686
Restructured loans not included in categories above	8,123,247	7,748,562	1,136,527	798,197	703,642
Allowance for loan losses	3,514,083	3,512,263	3,519,884	2,847,508	2,677,865
Loans charged off	493,374	1,886,088	201,398	61,303	117,693
Recoveries of loans charged off	57,159	4,972	4,759	9,636	10,997
Net loan charge-offs	436,215	1,881,116	196,639	51,667	106,696
Net charge-offs to average loans*	0.95%	4.01%	0.42%	0.12%	0.25%
Nonperforming loans to total loans	13.87%	13.73%	3.33%	1.23%	0.62%
Nonperforming assets to total assets	11.94%	11.61%	3.05%	1.10%	0.60%
Allowance coverage of nonperforming loans	13.76%	13.79%	57.02%	128.15%	248.25%
Allowance for loan losses to gross loans	1.91%	1.89%	1.90%	1.58%	1.53%
* Annualized based on number of days in the period.